Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cantaloupe, Inc.
Malvern, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-248106, 333-248105, 333-217818, 333-234233, and 333-199009) of Cantaloupe, Inc. of our reports dated September 3, 2021, relating to the consolidated financial statements, and the effectiveness of Cantaloupe, Inc.’s internal control over financial reporting which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Philadelphia, PA
September 3, 2021